Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of David Kelly, Kiye Sakai, Gordon Kiesling, and Sarah Starkweather, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of an unspecified aggregate initial offering price or number of securities issued by UBS AG or UBS Americas Inc., and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Sergio P. Ermotti Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)	November 14, 2014

/s/ Tom Naratil Tom Naratil	Group Chief Financial Officer (principal financial officer and principal accounting officer)	November 14, 2014

/s/ Axel A. Weber Axel A. Weber	Chairman and Member of Board of Directors	November 14, 2014

/s/ Michael Demaré Michael Demaré	Vice Chairman and Member of Board of Directors	November 14, 2014

/s/ David Sidwell David Sidwell	Senior Independent Director	November 14, 2014

/s/ Reto Francioni Reto Francioni	Member of Board of Directors	November 14, 2014

/s/ Ann F. Godbehere Ann F. Godbehere	Member of Board of Directors	November 14, 2014

Name	Title	Date

/s/ Axel P. Lehmann Axel P. Lehmann	Member of Board of Directors	November 14, 2014

/s/ Dr. Helmut Panke Dr. Helmut Panke	Member of Board of Directors	November 14, 2014

/s/ William G. Parrett William G. Parrett	Member of Board of Directors	November 14, 2014

/s/ Isabelle Romy Isabelle Romy	Member of Board of Directors	November 14, 2014

/s/ Beatrice Weder di Mauro Beatrice Weder di Mauro	Member of Board of Directors	November 14, 2014

/s/ Joseph Yam Joseph Yam	Member of Board of Directors	November 14, 2014